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                                                                     EXHIBIT 3.3

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                        GLOBALDIGITALCOMMERCE.COM, INC.

                                     INTO

                              C2I SOLUTIONS, INC.

C2i Solutions, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 30th day of September, 1997, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of stock of GlobalDigitalCommerce.com, Inc. a corporation incorporated on the 2nd day of August, 1999, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation filed with the minutes of the Board the following resolutions duly adopted by its Board of Directors at a meeting held on December 16, 1999:

        RESOLVED, that C2i Solutions, Inc. merge, and it hereby does merge itself into said GlobalDigitalCommerce.com, Inc. and assumes all of its obligations; and

        FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

        FURTHER RESOLVED, that proper officer is this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said GlobalDigitalCommerce.com, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

        FURTHER RESOLVED, that this corporation change its corporate name by changing Article FIRST of the Certificate of Incorporation of this corporation to read as follows:

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                    FIRST: . The name of the corporation is
                    -----
                              GlobalDigitalCommerce.com, Inc. (hereinafter sometimes referred to as the "Corporation").

      IN WITNESS WHEREOF, said C2i Solutions, Inc. has caused this Certificate to be signed by ___________________________________, its _____________________,
this _____ day of December, 1999.

                                                 C2i Solutions, Inc.

                                                 By________________________

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